NEWS RELEASE	Contact: Talya Nevo-Hacohen
562-733-5100

HEALTH CARE PROPERTY INVESTORS, INC. REPORTS RESULTS FOR

THE QUARTER ENDED MARCH 31, 2004

LONG BEACH, CA, May 6, 2004 — Health Care Property Investors, Inc. (NYSE:HCP), a health care real estate investment trust (REIT), today announced operating results for the quarter ended March 31, 2004. Net income applicable to common shares for the quarter ended March 31, 2004 totaled $41.6 million, or $0.31 per diluted share of common stock, on revenue of $98.1 million. This compares with net income applicable to common shares of $21.4 million, or $0.18 per diluted share of common stock, on revenue of $85.9 million for the quarter ended March 31, 2003.

Funds From Operations (FFO) was $54.0 million, or $0.41 per diluted share of common stock, for the quarter ended March 31, 2004. This compares with FFO of $38.9 million, or $0.32 per diluted share of common stock, for the quarter ended March 31, 2003. Prior to asset impairment charges, FFO was $0.41 and $0.40 per diluted share for the quarters ended March 31, 2004 and 2003, respectively.

The Company’s presentation of FFO has been revised to include the effect of asset impairment charges, consistent with recent clarifications from the National Association of Real Estate Investment Trusts (“NAREIT”). For the first quarter of 2004 and 2003, asset impairments reduced FFO by $1.0 million and $8.9 million, respectively. FFO is a supplemental non-GAAP financial measurement used to evaluate the operating performance of real estate investment trusts.

FIRST QUARTER HIGHLIGHTS AND RECENT DEVELOPMENTS

•	On January 16, 2004, the Company acquired a healthcare laboratory and biotech research facility located in San Diego, California for a purchase price of approximately $40 million.

•	On January 20, 2004, HCP Medical Office Portfolio, LLC (“HCP MOP”), an unconsolidated, 33%-owned joint venture, completed $288 million of mortgage financings in January 2004 of which $254 million are at a weighted average fixed rate of 5.57% and the balance is at a floating rate based on LIBOR plus 1.75%. The Company received $92 million of net proceeds from the financing.

•	On January 22, 2004, the Company announced that its Board of Directors approved a 2-for-1 stock split in the form of a stock dividend. Stockholders of record as of the close of business on February 4, 2004, received one additional share of common stock for each share they owned on March 2, 2004.

•	On February 27, 2004, the Company sold a portfolio of seven medical office buildings and ten other health care facilities for a sales price of $127.6 million and used a portion of the proceeds to retire $31.3 million of related mortgage debt at an average rate of 7.67%. The Company recognized a gain on the sale of $7.4 million for the quarter ended March 31, 2004.

•	On April 12, 2004, the Company relocated its corporate headquarters from Newport Beach to Long Beach, California.

•	On April 26, 2004, the Company announced that its Board of Directors declared a quarterly common stock cash dividend of $0.4175 per share. The common stock dividend will be paid on May 21, 2004, to stockholders of record as of the close of business on May 6, 2004. This most recent dividend equals $1.67 on an annualized basis.

•	On April 30, 2004, the Company acquired seven long-term care facilities with a total of 700 beds for approximately $47 million. The facilities have an initial lease term of five years, with three five-year renewal options. The initial annual lease rate is approximately 9.3% with annual rent escalators of 2%.

FUTURE OPERATIONS

For the full year 2004, the Company presently expects net income applicable to common shares to be $1.19 per diluted share, and continues to expect FFO to range between $1.76 and $1.81 per diluted share, excluding the impact of future impairments, if any.

COMPANY INFORMATION

Health Care Property Investors, Inc. has scheduled a conference call and webcast today, Thursday, May 6, 2004 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended March 31, 2004. The conference call is accessible by dialing 800-299-7635 (U.S.) and 617-786-2901 (International). The participant passcode is 38079479. The webcast is accessible via the Company’s Internet web site at www.hcpi.com. A webcast replay of the conference call will be available after 2:00 p.m. Pacific Time on May 6, 2004 through May 20, 2004 on the Company’s website.

Health Care Property Investors, Inc. (NYSE:HCP) is a self-administered real estate investment trust (REIT) that invests directly or through joint ventures in health care facilities. As of March 31, 2004, the Company’s portfolio of properties, including investments through joint ventures and mortgage loans, included 537 properties in 43 states and consisted of 30 hospitals, 173 long-term care facilities, 122 assisted and retirement living facilities, 188 medical office buildings and 24 other health care facilities. For more information on Health Care Property Investors, Inc., visit the Company’s web site at www.hcpi.com.

Statements in this news release and the supplement that are not historical may contain forward-looking statements subject to risks and uncertainties, such as competition for the acquisition and financing of health-care facilities, competition for lessees and mortgagors (including with respect to new leases and mortgages and the renewal or roll-over of existing leases); continuing operational difficulties in the long-term care and assisted living sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in health care laws and regulations and other changes in the health-care industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks are described from time to time in the SEC reports filed by the Company.

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HEALTH CARE PROPERTY INVESTORS, INC.

Summary Information (Unaudited)

In Thousands, Except Per Share Data

	Quarter Ended March 31,
	2004	2003
Revenue	$98,092	$85,907
Net income applicable to common shares	$41,552	$21,439
Basic earnings per share	$0.32	$0.18
Diluted earnings per share	$0.31	$0.18
Shares used to calculate diluted earnings per share	132,700	120,044

Funds From Operations[1]	$53,978	$38,854
Diluted Funds From Operations Per Share	$0.41	$0.32

1 The Company believes that Funds From Operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

The Company defines FFO as net income applicable to common shares (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from real estate dispositions, plus real estate depreciation and amortization, and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs, and should not be considered as an alternative to net income. A reconciliation of net income applicable to common shares to FFO is provided herein.

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Statements of Income (Unaudited)

In Thousands, Except Per Share Data

	Quarter Ended March 31,
	2004	2003
Revenue
Rental income	$63,113	$55,413
Medical office building rental income	24,588	20,352
Equity income from unconsolidated joint ventures	1,237	142
Interest and other income	9,154	10,000

	98,092	85,907

Expense
Interest	22,021	21,541
Real estate depreciation and amortization	20,584	18,321
Operating expenses from medical office buildings	9,049	7,320
General and administrative	7,302	5,242

	58,956	52,424

Income From Operations	39,136	33,483
Minority interests	(2,865)	(1,995)

Income from Continuing Operations	36,271	31,488
Discontinued Operations
Operating income from discontinued operations	1,556	2,439
Gain (loss) on real estate dispositions and impairments	9,008	(6,263)

	10,564	(3,824)

Net Income	46,835	27,664
Dividends to preferred stockholders	(5,283)	(6,225)

Net Income Applicable to Common Shares	$41,552	$21,439

Basic Earnings Per Share
Income from continuing operations applicable to common shares	$0.24	$0.21
Discontinued operations	0.08	(0.03)

Net Income applicable to common shares	$0.32	$0.18

Diluted Earnings Per Share
Income from continuing operations applicable to common shares	$0.23	$0.21
Discontinued operations	0.08	(0.03)

Net Income applicable to common shares	$0.31	$0.18

Shares Used to Calculate Earnings Per Share
Basic	130,739	119,158

Diluted	132,700	120,044

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Statements of Funds From Operations (Unaudited)

In Thousands, Except Per Share Data

QUARTERLY RESULTS:
	Quarter Ended March 31,
	2004	2003
Net Income Applicable to Common Shares	$41,552	$21,439
Real estate depreciation and amortization	20,584	18,321
Gain on real estate dispositions	(9,983)	(2,589)
Depreciation and amortization included in discontinued operations	715	1,442
Joint venture FFO adjustments	1,110	241

Funds From Operations[1]	$53,978	$38,854

Diluted Funds From Operations per share[1]	$0.41	$0.32

Shares used to calculate diluted FFO	132,700	120,044

Impairments	975	8,852

FUTURE OPERATIONS (Full Year 2004):
	Low	High
Diluted Earnings Per Share	$1.19	$1.19
Gain on sale	(0.07)	(0.07)
Real estate depreciation and amortization	0.62	0.67
Joint venture adjustments	0.03	0.03
Dilutive impact of operating partnership units	(0.01)	(0.01)

Diluted Funds From Operations Per Share	$1.76	$1.81

1 The Company believes that Funds From Operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

The Company defines FFO as Net Income applicable to common shares (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from real estate dispositions, plus real estate depreciation and amortization, and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income.

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Balance Sheets (Unaudited)

In Thousands

	March 31, 2004	December 31, 2003
Assets
Real estate investments:
Buildings and improvements	$2,621,365	$2,682,206
Accumulated depreciation	(494,274)	(486,421)

	2,127,091	2,195,785
Construction in progress	73,438	64,303
Land	274,385	283,352

	2,474,914	2,543,440
Loans receivable, net	176,657	184,360
Loans receivable from joint venture partners	80,791	83,253
Investments in and advances to unconsolidated joint ventures	61,973	172,450
Accounts receivable, net	16,417	16,471
Cash and cash equivalents	28,132	17,768
Other assets	18,578	18,215

Total Assets	$2,857,462	$3,035,957

Liabilities and Stockholders’ Equity
Bank notes payable	$90,000	$198,000
Senior notes payable	1,000,689	1,050,476
Mortgage notes payable	126,282	158,808
Accounts payable and accrued expenses	57,350	55,055
Deferred revenue	20,272	16,080
Minority interests in joint ventures	13,871	12,931
Minority interests convertible into common stock	103,484	103,990
Stockholders’ equity:
Preferred stock	285,173	285,173
Common stock	131,952	131,040
Additional paid-in capital	1,372,663	1,355,299
Cumulative net income	1,225,884	1,179,049
Cumulative dividends	(1,557,786)	(1,497,727)
Other equity	(12,372)	(12,217)

Total Stockholders’ Equity	1,445,514	1,440,617

Total Liabilities and Stockholders’ Equity	$2,857,462	$3,035,957

HEALTH CARE PROPERTY INVESTORS, INC.

Supplemental Financial and Operating Information

As of March 31, 2004

INVESTMENTS AND CONSTRUCTION COMMITMENTS

During the quarter ended March 31, 2004 the Company acquired properties with an aggregate cost of $47.8 million.

As of March 31, 2004, the Company had contractual commitments to acquire or construct $125.5 million of health care real estate and capital projects, including $47 million related to the acquisition of seven long-term care facilities on April 30, 2004, which are expected to be substantially completed by March 31, 2005. The Company expects that a significant portion of these commitments will be funded; however, experience suggests that some committed transactions may not close for various reasons including unsatisfied closing conditions, competitive financing resources, final negotiation differences or the operator’s inability to obtain required or governmental approvals.

As of March 31, 2004, the Company’s total investment in properties, including investments through joint ventures and mortgage loans, was approximately $3.3 billion.

SELECTED OPERATORS

During the quarter ended March 31, 2004, 12.1% of the Company’s revenue less operating expenses was generated from seven hospitals and one medical office building leased to Tenet Healthcare Corporation (“Tenet”). Cash flow coverage for rents of the Tenet hospitals was 2.9x for the full year 2003, and includes the effect of Medicare settlements related to 2003 and prior years.

During the quarter ended March 31, 2004, 5.2% of the Company’s revenue less operating expenses was generated from facilities leased to HealthSouth Corporation (“HealthSouth”), primarily from nine rehabilitation hospitals.

According to public disclosures, Tenet and HealthSouth are experiencing significant legal, financial and regulatory difficulties. The Company cannot predict with certainty the impact, if any, of the outcome of these uncertainties on its consolidated financial statements. The failure or inability of these operators to pay their obligations could materially reduce the Company’s revenues, net income, and cash flows, which could in turn reduce the amount of cash available for the payment of dividends, cause the Company’s stock price to decline, and could cause the Company to incur impairment charges or a loss on the sale of the properties.

HEALTH CARE PROPERTY INVESTORS, INC.

Supplemental Financial and Operating Information

As of March 31, 2004

OTHER INFORMATION

The following summarizes certain information for the quarters ended March 31, 2004 and 2003:

	Quarter Ended March 31,
	2004	2003
	(In thousands)
Capitalized interest	$174	$161
Amortization of deferred financing costs	967	620
Income from straight line rents and interest	460	824
Lease commission and tenant and capital improvements on medical office buildings	1,125	1,354

HEALTH CARE PROPERTY INVESTORS, INC.

Supplementary Financial Information Portfolio Overview as of March 31, 2004 (Unaudited)

Dollars In Thousands, Except Investment Per Bed/Unit/Square Foot

PORTFOLIO OVERVIEW1

	Hospitals	Long-Term Care	Assisted & Retirement Living	Medical Office Building (Excl. HCP MOP)	Other	HCP Medical Office Portfolio, LLC ("HCP MOP")[6]
Investment[2]	$795,356	$690,121	$819,560	$707,416	$209,000	$57,909
Number of properties	30	173	122	88	24	100
Assets held for sale	—	1	1	—	4	—
Number of beds/units/square feet[5,7]	3,483	21,307	13,162	5,062,000	1,441,000	5,310,000
	Beds	Beds	Units	Sq Ft	Sq Ft	Sq Ft
Investment per bed/unit/square foot[3]	$228,000	$32,000	$62,000	$139	$136	$88
Occupancy data:[5,8]
Current quarter	61%	80%	80%	94%	100%	87%
Fourth quarter 2003	60%	81%	83%	94%	100%	87%
Cash flow coverage:[4,5,8]
Before management fees	3.1x	1.6x	1.3x	N/A	N/A	N/A
After management fees[9]	2.7x	1.2x	1.1x	N/A	N/A	N/A

[1]	All amounts exclude assets held for sale unless otherwise indicated.
[2]	Represents the historical cost of the Company's real estate investments and the net book value of our unconsolidated joint ventures and secured loans receivable.
[3]	Excludes facilities under construction.
[4]	Results exclude data related to nine hospitals leased to HealthSouth until greater assurances about HealthSouth's financial information is received.
[5]	Information for the Company's hospital, long-term care, and assisted and retirement living facilities was derived from information provided by its lessees without verification.
[6]	The Company is the managing member of HCP Medical Office Portfolio, LLC, an unconsolidated joint venture, and has a 33% interest therein.
[7]	Hospital and long-term care facilities are measured by bed count. Assisted and retirement living facilities are apartment-like facilities and are stated in units (studio, one or two bedroom apartments). Medical office buildings and other health care facilities are measured in square feet.
[8]	Excludes facilities under construction, newly completed facilities under start up, vacant facilities and facilities where data is not available or meaningful.
[9]	Includes imputed management fees of 2% to 5%.

TENANT OVERVIEW[1]		SAME PROPERTY OVERVIEW[1]

PORTFOLIO BY OPERATOR/TENANT:		SAME PROPERTY GROWTH:

	Quarter ended March 31, 2004
Operator/Tenant	Percentage of Revenue Less Operating Expenses[2]	Comparable Facilities for the Quarter Ended March 31, 2004 vs. March 31, 2003
Tenet Healthcare	12.1%	Investment properties, excluding medical office buildings
American Retirement Corp.	11.2%	Number of same properties	292
Emeritus Corporation	5.7%	Revenue percentage increase	2.1%
HealthSouth Corporation	5.2%
Kindred Healthcare, Inc.	5.0%	Medical office buildings, excluding HCP MOP
HCA Inc.	4.0%	Number of same properties	71
Not-for-profit investment grade tenants	1.9%	Occupancy percentage at March 31, 2004	94%
Other publicly traded operators or guarantors	11.0%	Revenue percentage increase	0.4%
Other non-public operators and tenants	43.9%

	100.0%

[1]	All amounts exclude assets sold and assets held for sale.
[2]	Since the tenant is responsible for operating expenses under a triple-net lease, management believes revenues are not comparable between property types without deducting operating expenses for properties leased under gross or modified gross leases. Revenue excludes non-property specific revenue and equity income from unconsolidated joint ventures.